PRICING SUPPLEMENT NO. 10                                         Rule 424(b)(3)
DATED:  September 30, 1999                                    File No. 333-83049
(To Prospectus  dated August 9, 1999
and Prospectus  Supplement  dated August 9, 1999)



                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B



Principal Amount: $50,000,000      Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 10/5/1999     Fixed Rate Notes [ ]   Certificated Notes [ ]

Maturity Date: 10/05/2000          CUSIP#: 073928LA9

Option to Extend Maturity:         No   [x]
                                   Yes  [ ]    Final Maturity Date:



                                       Optional                  Optional
                   Redemption          Repayment                 Repayment
Redeemable On      Price(s)            Date(s)                   Price(s)
-------------      --------            -------                   --------
     N/A             N/A                 N/A                       N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:


Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[  ]   Commercial Paper Rate            Minimum Interest Rate:  N/A

[X ]   Federal Funds Rate               Interest Reset Date(s): Daily

[  ]   Treasury Rate                    Interest Reset Period:  Daily

[  ]   LIBOR Reuters                    Interest Payment Date(s): *

[  ]   LIBOR Telerate

[  ]   Prime Rate

[  ]   CMT Rate

Initial Interest Rate: **                Interest Payment Period:  Quarterly

Index Maturity:  N/A

Spread (plus or minus):  +0.41%

*     1/5/2000, 4/5/2000, 7/5/2000 and 10/5/2000

**    Federal Funds Opening Rate on October 4, 1999 plus 41 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.